WEST PHARMACEUTICAL SERVICES, INC. SECOND QUARTER 2004 RESULTS

— Earnings Exceed Earlier Estimate for the Quarter –

— Company to Host Conference Call at 9:00 am EDT —

Lionville, PA, July 20, 2004 – West Pharmaceutical Services, Inc. (NYSE: WST), the global market leader in closure systems and syringe components for use with injectable drugs, today announced the results of operations for its second quarter and six-month period ended June 30, 2004.

“West’s second quarter results, in line with our expectations, reflect the continued performance of the Company’s core Pharmaceutical Systems business,” said West Pharmaceutical Services’ Chairman and Chief Executive Officer Dr. Donald E. Morel, Jr. “We recognize our leading role in closure systems and syringe components for the global pharmaceutical, biotech, generics and medical device industries. The Company plans to place its full focus and resources on this business, which offers a broad range of exciting opportunities for the Company.”

Second quarter sales grew 9.3% (3.1% of which was due to currency) to $138.1 million from $126.4 million in the same period of 2003. The Company’s Pharmaceutical Systems Division contributed $11.0 million of the $11.7 million increase.

Operating profit grew more modestly in the quarter, to $11.6 million compared to $10.8 million in the year ago quarter, in part due to increased SG&A costs, primarily as a result of increased performance-based compensation and legal and regulatory compliance costs.

Reported net income grew to $7.7 million, or $0.50 per diluted share, compared to $6.9 million, or $0.48 per diluted share, for the second quarter of 2003. Reported net income for the 2004 second quarter includes $2.4 million, or $0.16 per diluted share, in additional production and SG&A costs related to the 2003 explosion and fire at the Company’s Kinston, NC facility. Net income for the second quarter of 2003 included $2.6 million, or $0.18 per diluted share, in Kinston-related costs, net of insurance proceeds recorded in the period. The Company believes that the comparison of period-to-period results of its ongoing business operations is aided by excluding those items from each period. Excluding the aforementioned items, second quarter 2004 operating margin declined by 0.5% as a percent of sales and net income was $10.1 million, or $0.66 per share, compared to net income of $9.5 million, or $0.66 per share, in the year-ago quarter. A reconciliation of GAAP to pro forma net income and earnings per share is included in the accompanying tables.

Second quarter sales in the Company’s Pharmaceutical Systems Division increased 8.8% (3.2% of which was due to currency) to $136.2 million compared to $125.2 million in the second quarter of 2003. Sales growth came primarily in the Americas region where increases were attributable to products employing West’s value-enhancing coatings, revenue associated with customer tooling, and consumer packaging components. The Company’s European business registered significant gross margin improvement on a more favorable mix of product sales and production efficiencies. Growth in demand for coated products led the improvement in the European sales mix. The Company’s coated products are commonly used in the packaging of biotech products, and sales have outpaced traditional closures because of the growth in the number of marketed biotech products.

The Division’s reported operating profit was $24.4 million in the quarter, compared to $25.2 million in the 2003 quarter. The Division’s reported operating profit included $3.1 million of Kinston-related costs in the 2004 quarter. Kinston-related costs in the second quarter of 2003 were $0.2 million, net of allocable 2003 insurance recoveries, and did not include $3.7 million ($2.5 million, after tax) of such costs that were reported separately (not included in the Division’s reported operating profit) in that quarter. On a pro forma basis, excluding those Kinston-related charges, the Division’s operating profit would have grown by 8.3%, to $27.5 million, in the second quarter of 2004, compared to $25.4 million in the prior year period. On that same pro forma basis, the Division’s operating margin as a percent of sales would have been substantially unchanged when compared to the second quarter of 2003.

Revenue in the Company’s Drug Delivery Systems Division improved to $1.9 million from $1.2 million in the second quarter of 2003, with clinical service revenues accounting for the increase. The Division’s operating loss for the quarter was $4.2 million compared to a loss of $3.7 million in last year’s second quarter. On June 30, 2004 the Company announced its intention to explore strategic alternatives for the Drug Delivery Division and is being advised in that regard by Houlihan Lokey Howard & Zukin. As previously announced, the Company seeks to complete this review by the end of the year and will continue the existing plans for Phase IIa initial efficacy trials for Nasal Fentanyl, Nasal Leuprolide and Oral Budesonide.

Continued Top-Line Growth Targeted in 2004

The Company continues to expect year-over-year revenue growth of 5% to 7%, excluding currency effects, and pro forma diluted earnings per share in the range of $2.00 to $2.10. Pro forma diluted earnings per share for each reporting period of 2003 and 2004 exclude costs associated with the 2003 explosion and fire at the Company’s Kinston, North Carolina production facility and the planned closure of its UK medical device facility, which the Company estimates will be between $0.52 and $0.65 per share for the fiscal year 2004, and 2004 annual guidance excludes a $0.04 per diluted share non-operating gain that was reported in the first quarter. The anticipated increase in the Company’s effective tax rate attributed to a change in Danish tax law, referred to in the Company’s June 30, 2004 guidance, has been temporarily mitigated by previously unrecognized loss carry-forwards.

Commenting on the new Kinston, NC production facility, Dr. Morel said “Although we are currently slightly behind our original timeline, we continue to make good progress ramping up commercial production in our new Kinston facility, and remain on track to be at full production there by the end of this year.”

Conference Call

Management from West Pharmaceutical Services will host a conference call to discuss these results today at 9:00 am Eastern Time. The call will be broadcast live over the Internet and can be accessed at the Company’s website, www.westpharma.com.

About West Pharmaceutical Services

West is the world’s premier provider of standard-setting systems and device components for parenterally administered medicines and an emerging leader in the development of drug formulation and delivery system technologies for the nasal and targeted oral delivery of drugs. Internationally headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com

Certain statements contained in this Press Release that are not historical are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “estimate,” “expect,” “intend”, “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. The Company’s actual results may differ materially from those expressed in any forward looking statement and are dependent on a number of factors including, but not limited to: sales demand, timing of customers’ projects; successful development of proprietary drug delivery technologies and systems; regulatory, licensee and/or market acceptance of products based on those technologies; competitive pressures; the strength or weakness of the U.S. dollar; inflation; the cost of raw materials; the availability of credit facilities; and, statutory tax rates. With respect to the explosion and fire at the Company’s Kinston, NC plant, the following risks and uncertainties should also be taken into consideration: the timely replacement of production capacity; the adequacy and timing of insurance recoveries for property losses and/or liability to third parties and related costs; the ability of the Company to successfully shift production and compounding capacity to other plant sites in a timely manner, including the successful integration of experienced personnel to other production sites; the extent of uninsured costs for, among other things, legal and investigation services and incremental insurance; and regulatory approvals and customer acceptance of goods from alternate sites .

For the purpose of aiding comparisons of period results, reference is made in this press release and related commentary to financial results determined by excluding certain unusual or non-recurring items from each period and by re-measuring results of the most recent period by eliminating the effects of changes in foreign exchange rates. Those re-measured period results are not in conformance with United States generally accepted accounting principals (“GAAP”) and are “non-GAAP financial measures.” The non-GAAP financial measures are intended to explain or aid in the use of, not as a substitute for, the related GAAP financial measures.

— TABLES TO FOLLOW —

West Reports 2004 Second Quarter Results

                                                             WEST PHARMACEUTICAL SERVICES, INC.
                                                            CONSOLIDATED STATEMENTS OF INCOME
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        Three Months Ended                   Six Months Ended
                                               June 30, 2004     June 30, 2003      June 30, 2004     June 30, 2003
                                               -------------     -------------      -------------     --------------
Net sales                                     $ 138,100  100%  $ 126,400  100%   $ 271,700  100%  $ 244,200  100%
Cost of goods and services sold                  95,300   69       85,000   67       188,300   69      166,400   68
--------------------------------------------------------------------------------------------------------------------
      Gross profit                               42,800   31       41,400   33        83,400   31       77,800   32
Selling, general and administrative expenses     30,800   22       26,800   21        59,800   22       51,200   21
Cost associated with plant explosion                  -    -        3,700    3             -    -        8,800    4
Other expense, net                                  400    -          100    -         1,200    -          500    -
--------------------------------------------------------------------------------------------------------------------
      Operating profit                           11,600    8       10,800    8        22,400    8       17,300    7
Interest expense, net                             1,600    1        1,700    1         3,500    1        3,600    1
--------------------------------------------------------------------------------------------------------------------
        Income before income taxes               10,000    7        9,100    7        18,900    7       13,700    6
Provision for income taxes                        3,200    2        2,900    2         6,100    2        4,200    2
--------------------------------------------------------------------------------------------------------------------
      Income from consolidated operations         6,800    5%      6,200    5%      12,800    5%      9,500    4%
                                                         ----             -----              -----             -----
Equity in net income of affiliated companies        900               700              1,900             1,200
---------------------------------------------------------       ----------         ----------        ----------
      Net income                              $   7,700         $   6,900          $  14,700         $  10,700
---------------------------------------------------------       ----------         ----------        ----------
Net income per share:
----------------------------------------------
      Basic                                   $    0.51         $    0.48          $    0.99         $    0.74
      Assuming dilution                       $    0.50         $    0.48          $    0.96         $    0.74

---------------------------------------------------------------------------------------------------------------
Average common shares outstanding                14,960            14,483             14,841            14,481
---------------------------------------------------------------------------------------------------------------
Average shares assuming dilution                 15,352            14,483             15,203            14,481
---------------------------------------------------------------------------------------------------------------

                                                   * * * * * * * * *

West Reports 2004 Second Quarter Results

                                            WEST PHARMACEUTICAL SERVICES, INC.
                                            REPORTING SEGMENT INFORMATION

                                                    (in thousands)

                                            Three Months Ended         Six Months Ended
                                                  June 30                   June 30
Net Sales:                                    2004        2003          2004       2003
-----------------------------------------     ----        ----          ----       ----
Pharmaceutical Systems                    $ 136,200  $ 125,200      $ 266,600  $ 241,400
Drug Delivery Systems                         1,900      1,200          5,100      2,800
                                            -------    -------        -------    -------
    Consolidated Total                    $ 138,100  $ 126,400      $ 271,700  $ 244,200
                                            =======    =======        =======    =======

                                             Three Months Ended        Six Months Ended
                                                  June 30                   June 30
Operating Profit (Loss):                      2004       2003          2004        2003
-----------------------------------------     ----       ----          ----        ----
Pharmaceutical Systems                    $ 24,400   $ 25,200       $ 45,000   $ 46,100
Drug Delivery Systems                       (4,200)    (3,700)        (7,000)    (7,200)
Corporate costs                             (7,400)    (5,100)       (13,200)    (9,600)
Pension expense                             (1,200)    (1,900)        (2,400)    (3,200)
Costs associated with plant explosion            -     (3,700)             -     (8,800)
                                            -------    -------       -------    -------
    Consolidated Total                    $ 11,600   $ 10,800       $ 22,400   $ 17,300
                                            =======    =======       =======    =======

                                          * * * * * * *

                                               WEST PHARMACEUTICAL SERVICES INC.
                                         RECONCILIATION OF GAAP TO PRO FORMA NET INCOME
                                              AND FULLY-DILUTED EARNINGS PER SHARE
                                          (dollars in millions, except per share data)

                                      Three Months Ended                           Six Months Ended
                              June 30, 2004       June 30, 2003          June 30, 2004          June 30, 2003
                              Net    Earnings      Net   Earnings         Net    Earnings       Net   Earnings
                           income   per share   income  per share      income   per share    income  per share
                           ------------------   ------------------     -------------------  ------------------

Net Income, GAAP             $7.7       $0.50      $6.9     $0.48       $14.7      $0.96     $10.7      $0.74

Kinston-related costs:

  Costs associated with
  plant explosion               -           -       2.5      0.17           -         -        5.8       0.40

  Additional production
  costs                       2.1        0.14       0.1      0.01         4.2       0.29       1.2       0.08

  Additional SGandA costs     0.3        0.02         -         -         0.7       0.04         -          -

Equity affiliate gain           -           -         -         -        (0.6)     (0.04)        -          -
                           ------------------   ------------------     ------------------   ------------------
Net income, Pro Forma       $10.1       $0.66      $9.5     $0.66       $19.0      $1.25      $17.7      $1.22
                           ==================   ==================     ==================   ==================

The Company believes that the comparison of period-to-period results of its ongoing business operations is aided by excluding uninsured costs and on-going additional production and legal costs associated with the 2003 plant explosion in Kinston, N.C., and by excluding a gain on the sale of real estate by the Company's affiliate in
Mexico.

                                                      * * * * * * * * * *